UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 2, 2010

American Realty Capital Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland
 (State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2010, American Realty Capital Trust, Inc. (the “Company”) and American Realty Capital Operating Partnership, L.P. (the “OP”) entered into an amended and restated advisory agreement (the “Amended and Restated Advisory Agreement”) with American Realty Capital Advisors, LLC (the “Advisor”). The Amended and Restated Advisory Agreement primarily revises our current advisory agreement to provide that in the event our board of directors decides to internalize any management service provided by the Advisor, neither the Company nor its OP shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with the internalization transaction. However, this provision is not intended to limit any other compensation or distributions that the Company or the OP may pay the Advisor in accordance with the Amended and Restated Advisory Agreement or any other agreement, including but not limited to the agreement of limited partnership of our operating partnership agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.11
Amended and Restated Advisory Agreement by and among American Realty Capital Trust, Inc., American Realty Capital Operating Partnership, L.P. and American Realty Capital Advisors, LLC, dated June 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: June 2, 2010	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors